Exhibit 5.1

50 East South Temple Street Suite 400 Salt Lake City, UT 84111
September 20, 2023
Alpine 4 Holdings, Inc.
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
Re:    Alpine 4 Holdings, Inc., Registration Statement on Form S-1 (Registration No. 333-273744)
Ladies and Gentlemen:
We have acted as counsel for Alpine 4 Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1, as amended through the date hereof (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the registration of the public offering and sale of the following securities of the Company (the “Securities”):
1.Up to 11,234,693 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”);
2.Pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 11,234,693 shares (the “Pre-Funded Warrant Shares”) of Common Stock;
3.Warrants (the “Common Warrants” and, together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 11,234,693 shares of Common Stock (the “Common Warrant Shares” and, together with the Pre-Funded Warrant Shares, the “Warrant Shares” and, together with the Shares and the Warrants, the “Company Securities”)
4.Up to 22,469,386 shares of Common Stock underlying the Pre-Funded Warrants and the Common Warrants;
5.Up to 1,267,400 shares of Common Stock of the Company currently issued and outstanding to be offered and sold by certain selling shareholders as described in the Registration Statement (collectively, the “Resale Shares”); and
6.Up to 1,923,300 shares of Common Stock of the Company issuable upon exercise of certain warrants previously issued by the Company (collectively, the “Resale Warrant Shares”).
The Shares are to be sold by the Company pursuant to a securities purchase agent agreement (the “Securities Purchase Agreement”) to be entered into by and between the Company and the investors set forth therein.
In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement, as amended, and the exhibits thereto; (b) the Company’s Certificate of Incorporation, as amended; (c) the Company’s Bylaws, as amended; (d) resolutions of the Company’s Board of Directors authorizing the transactions related to the offering of the Shares, the Warrants, and the Resale Warrant Shares (the “Resolutions”); (e) certain records of the Company’s corporate proceedings as reflected in its minute books and official shareholder lists; (f) the form of Securities Purchase Agreement; (g) the warrants referenced in paragraph 6 above; and such statutes, records and other documents as we have deemed relevant. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. We express No opinion herein as to the laws of any state or jurisdiction other than the substantive laws of the State of Delaware and the federal laws of the United States of America.
Based upon the foregoing, it is our opinion that:

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a.The Shares have been duly and validly authorized, and when the Registration Statement has become effective under the Act and the Shares have been issued, delivered, and paid for in accordance with the terms of the Securities Purchase Agreement, such Shares will be validly issued, fully paid and non-assessable shares of the Company’s Common Stock.
b.The Common Warrants and the Pre-Funded Warrants, when issued as set forth in the Registration Statement, will be legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their terms.
c.The Warrant Shares referenced in paragraphs 2 and 3 above, when issued upon exercise of the warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.
d.The Resale Shares are validly issued, fully paid and non-assessable.
e.The Resale Warrant Shares referenced in paragraph 6 above, when issued upon exercise of the warrants against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus, other than as expressly stated herein with respect to the issuance of the Securities and the securities issued upon exercise thereunder.
We have assumed (i) that the specific sale of the Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”) and (ii) that that the sale and issuance of the Shares will not exceed (a) the authorized number of shares of Common Stock set forth in the Certificate of Incorporation, and (b) the aggregate amount of Shares authorized for offer, sale, and issuance by the Resolutions.
We have further assumed that, at the time of the issuance, sale and delivery of the Warrant Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation of the Company and the bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the certificate of incorporation of the Company as then in effect.
Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.
We express no opinion as to any provision of any instrument, agreement or other document (i) regarding severability of the provisions thereof; or (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof.
With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and at all relevant times was, is and will be validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and at all relevant times had, has

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and will have full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument at all relevant times was, is and will be a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, in each case, that we make no assumption insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.
We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus.

Very truly yours,

KIRTON MCCONKIE, PC

/s/ Kirton McConkie, PC